Exhibit 32.1

CERTIFICATION

In connection with this quarterly report of IPSCO Inc. (the “registrant”), the undersigned certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.                The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 8, 2006
By:	/s/ DAVID S. SUTHERLAND	By:	/s/ VICKI L. AVRIL
	David S. Sutherland		Vicki L. Avril
	President and Chief Executive Officer		Senior Vice President and Chief Financial Officer